PILOT PATHWAY AGREEMENT

This PILOT PATHWAY AGREEMENT (the "Agreement") is made and entered into as of July 17, 2019 (the "Effective Date"), by and between SkyWest Airlines, Inc., a Utah corporation ("SkyWest"), with its principal place of business located at 444 South River Road, St. George, Utah 84790, and Southern Airways Corporation, a Delaware corporation, with its principal place of business at 101 North Riverside Drive, Suite 211, Pompano Beach, Florida 33062 ("Southern"). SkyWest and Southern are collectively referred to in this Agreement as the "Parties". Capitalized terms used and not otherwise defined herein shall have the meaning set forth in Section 1 below.

RECITALS

A. Southern Airways Express, LLC, a Delaware limited liability company ("SAE"), is a wholly-owned subsidiary of Southern and operates as a certificated air carrier operating pursuant to Federal Aviation Regulations Part 135.

B. SkyWest is a minority shareholder of Southern and is a certificated air carrier operating pursuant to Federal Aviation Regulations Part 121.

C. SkyWest and Southern desire to establish a pilot pathway program to facilitate the recruitment and training of SAE's Part 135 pilots to qualify as Part 121 pilots and thereafter obtain employment at SkyWest.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

AGREEMENT

SECTION 1. Definitions and Interpretation.

1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below:

"Agreement" means this Agreement, as such agreement may be amended or supplemented from time to time.

"Default Rate" means Citibank, N.A.'s prime rate plus six percent (6%) per annum or such lesser rate as is the maximum legal rate of interest permitted by applicable law.

"Expenses" means any and all liabilities, obligations, losses, damages, fines, proceedings, judgments, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees), costs of investigation of whatsoever kind and nature and expenses, but excluding, in all cases (A) internal costs and expenses, such as salaries and overhead of whatsoever kind and nature and (B) any losses, damages or claims in respect of future profits.

"Marketed Party" has the meaning set forth in Section 2.2.

"Marketing Party" has the meaning set forth in Section 2.2.

"Monthly Reimbursement Report" has the meaning set forth in Section 3.2.1.

"Monthly Status Report" has the meaning set forth in Section 2.3.1(b).

"Pathway Pilot" means a pilot employee of SAP who has entered into the Reimbursement Agreements.

"Pathway Program" or "Program" has the meaning set forth in Section 2.

"Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Pilot Refund Event" means, as to each Pathway Pilot, the occurrence of a Repayment Event (as such term is defined in the Reimbursement Agreement (SAE)).

"Qualified Pilot" has the meanings set forth in Section 2.3.1(a).

"Reimbursement Agreement (SAE)" means, as to each Pathway Pilot, that certain Tuition and Fee Reimbursement Agreement (SAE) entered into by and between SAE and such Pathway Pilot, the form of such agreement being attached hereto as Exhibit A.

"Reimbursement Agreement (SkyWest)" means, as to each Pathway Pilot, that certain Tuition and Fee Reimbursement Agreement (SkyWest) entered into by and between SkyWest and such Pathway Pilot, the form of such agreement being attached hereto as Exhibit B.

"Reimbursement Agreements" means collectively, the Reimbursement Agreement (SAE) and the Reimbursement Agreement (SkyWest).

"Related Agreements" means any agreement by and among Southern or SAE, on one hand, and SkyWest or an affiliate of SkyWest, on the other hand.

"SAP" has the meaning set forth in the Recitals.

"Similar Agreement" means any agreement with any other air carrier relating to the recruitment, training or hiring of pilots of SAP or any other affiliate of Southern.

1.2 Interpretations. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one Person are joint and several. The words "hereof", "hereby," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and

permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively

SECTION 2. Pathway Program. During the term of this Agreement, the Parties agree to use commercially reasonable efforts to establish and support a pilot pathway program intended to encourage SAE's Part 135 pilots to qualify as Part 121 pilots and thereafter to obtain employment at SkyWest (the "Pathway Program" or the "Program"). The Pathway Program shall include the following:

2.1 General Objectives. The Parties agree that the general objects of the Pathway Program are to (i) create industry-leading options for prospective first officers and captains of SAE to become pilots at SkyWest, (ii) enhance the pilot program offered by SAE and increase employment at SAE, (iii) improve the overall experience of prospective pilots by providing training opportunities and mentoring experiences at both SAE and SkyWest and (iv) develop a strategic alliance between SkyWest and SAE by leveraging the unique resources of both entities.

2.2 Promotion and Marketing. SkyWest and Southern will coordinate agreed-upon promotion materials for the Program. SkyWest agrees to allow the SAE to promote the Program and, consistent therewith, hereby grants Southern and SAE a limited, non-exclusive, license to use logos, trade names, trademarks and service marks of SkyWest and its affiliates during the term of this Agreement for the limited purpose of promoting and marketing the Program and the strategic alliance. Southern agrees to allow SkyWest and its affiliates to use Southern (and its affiliate, SAE's) name and logo for the limited purpose of promoting and marketing the Program; provided, however, that as to each Party, the use of such Parties' (or its affiliates') name, logo, trade names, trademarks or service marks (the "marketed Party") by the other Party (the "Marketing Party") must be advised by the Marketed Party prior to use by the Marketing Party.

2.3 Pathway Pilots.

2.3.1 Identification and Reports.

(a) Potential Pathway Pilots. On or before the tenth (10th) day of each month, Southern will provide to SkyWest a list of pilots of SAE that potentially may qualify to satisfy the hiring criteria of SkyWest (as such criteria may be provided to Southern from time to time by SkyWest) who have not then entered into Reimbursement Agreements (each such pilot, a "Qualified Pilot") . Upon the identification of such Qualified Pilots, the Parties will coordinate agreed-upon recruiting strategies to recruit each such Qualified Pilot to participate in the Pathway Program by executing the Reimbursement Agreements. Upon the execution by any Qualified Pilot of the Reimbursement Agreements such Qualified Pilot shall be enrolled in the Pathway Program and shall be a Pathway Pilot for purposes of this Agreement.

(b) Monthly Reporting – SAE. On or before the tenth (10th) day of each month, Southern will provide to SkyWest a status report of each Pathway Pilot that has entered into the Reimbursement Agreements and is then enrolled in the Pathway Program (the "Monthly Status Report"). In connection therewith, Southern will provide to SkyWest pilot progress reports reflecting such information concerning the Pathway Pilot as SkyWest may reasonably request, including the anticipated date such Pathway Pilot will be eligible for full-time employment with SkyWest.

(c) Operating Performance Report. Southern agrees to maintain complete training records and accident and occurrence reports for each Pathway Pilot while he/she is enrolled in the Program, which records shall be provided to SkyWest upon request.

2.3.2 Access to Pilots. Southern agrees that, during the term of this Agreement, Southern will give (and will cause SAE to give) SkyWest access to Pathway Pilots and potential Pathway Pilots of SAE so that SkyWest recruiters will be consistently up-to-date on enrollment in the Program and progress therein.

2.4 Financial Incentives. The Pathway Program will include the financial incentives set forth in Section 3 below.

2.5 Other SkyWest Incentives. With respect to the Program, SkyWest agrees to provide the following additional incentives (subject, in all events, to the terms and conditions established by SkyWest with respect to such incentives): (i) selected prospective Pathway Pilots will receive an enhanced introduction to SkyWest including flight and lodging to SLC or DEN and a tour of SkyWest facilities; (ii) each Pathway Pilot who has entered into the Reimbursement Agreements will receive (A) a company employee number with SkyWest to begin accruing seniority for certain SkyWest company benefits (as determined by SkyWest and excluding benefits related to schedule bidding and travel); provided, that, receiving an employee number does not (x) grant any Pathway Pilot employee or apprentice status, (y) entitle such Pathway Pilot to any compensation or benefits prior to being hired by SkyWest as provided in the Reimbursement Agreement (SkyWest), or (z) guarantee the Pathway Pilot eventual employment with SkyWest; (iii) priority interviews for internships within the flight operations of SkyWest (as well as other headquarter specialization areas), and to the extent possible, a SkyWest pilot assigned to such Pathway Pilot as a mentor; and (iv) as determined by SkyWest in its sole discretion on a case-by-case basis, other operational experiences and incentives to maintain commitment from the Pathway Pilot (e.g. guaranteed placement in ground school, pay advance for other qualified expenses (such as relocation), additional financial incentives, "meet and greet" with company leadership, etc.).

2.6 Recruiting Strategies. SkyWest and Southern will coordinate SkyWest's recruiting strategies for prospective Pathway Pilots and Qualified Pilots consistent with the objectives and obligations set forth herein. Southern agrees to permit SkyWest to meet with Pathway Pilots and other Qualified Pilots and to provide promotional materials to be placed in Southern (and SAE) facilities.

2.7 Annual Review. On or before June 30th of each year of this Agreement, the Parties will meet and discuss modifications and improvements to the Pathway Program that can be made to enhance the benefits of the Pathway Program.

2.8 Implementation with other Carriers. SkyWest reserves the right to establish programs similar to the Pathway Program provided for herein with other third parties, including third party carriers.

SECTION 3. Financial Incentives.

3.1 General. The Parties agree to use commercially reasonable efforts to cause Qualified Pilots to enter into the respective Reimbursement Agreements. The form of respective Reimbursement Agreements may be revised from time to time upon agreement of the Parties. SkyWest agrees to comply, and Southern agrees to cause SAE to comply, with the respective obligations of SkyWest and SAE as provided in each executed Tuition Reimbursement Agreement.

3.2 Reimbursement of Southern.

3.2.1 Reimbursement Report. On or before the twentieth (20th) day of each month, Southern will provide a report to SkyWest reflecting the following (each, a "Monthly Reimbursement Report"):

(i) Reimbursement Amounts (as such term is defined in the Reimbursement Agreement (SAE)) actually paid by SAE during the prior calendar month (such amount, the "SAP Pilot Payments"); and

(ii) Reimbursement Amounts (as such term is defined in the Reimbursement Agreement (SAE)) anticipated to be made by SAP during the next following calendar month (such amount, the "SAP Anticipated Pilot Payments");

in each case, together with such supporting documentation as SkyWest may reasonably request.

3.2.2 SkyWest Payment. On or before the fifth (5th) day of each month, SkyWest will transfer to Southern the amount of the SAE Anticipated Pilot Payments for the applicable month of determination, with such amount to be paid to such account of SAE as Southern shall direct SkyWest in writing.

3.2.3 Offset and Repayment. If for any month, the SAE Anticipated Pilot Payments paid by SkyWest as provided in Section 3.2.2 exceeds the Reimbursement Amounts (as such term is defined in the Reimbursement Agreement (SAE)) actually paid by SAE during the applicable month of determination (such amount, an "Excess Payment"), then, SkyWest may either offset such Excess Payment against payments to be made by SkyWest as provided in Section 3.2.2 or otherwise request in writing repayment by Southern of such Excess Amount. If SkyWest requests repayment, Southern shall repay such amount of Excess Payment within ten (10) days following receipt of SkyWest's request for repayment. Any payment to be paid by Southern to SkyWest as provided in this Section 3.2.3 not paid when due shall thereafter bear interest at the Default Rate until all amounts due and unpaid, including interest, are paid in full.

3.3 Refund Events.

3.3.1 Notification. Upon the occurrence of a Pilot Refund Event, Southern will notify SkyWest, and SkyWest will notify Southern, as the case may be, within thirty (30) days of such event in connection with the delivery of the Monthly Status Report for the month in which such Pilot Refund Event occurs.

3.3.2 Payment. Following the occurrence of a Pilot Refund Event, Southern will use (and will cause SAE to use) commercially reasonable efforts to obtain reimbursement of amounts paid by SAE to such Pathway Pilot pursuant the applicable Reimbursement Agreement (SAE). Southern will provide to SkyWest a monthly report outlining efforts by Southern or SAE to obtain such reimbursement. Upon receipt by Southern or SAE of any such reimbursement payment, Southern will pay to SkyWest the full amount of any such reimbursement within five (5) days following receipt by Southern or SAE of the same. Any payment not paid when due shall thereafter bear interest at the Default Rate until all amounts owing hereunder, including interest, are paid in full.

SECTION 4. Representations and Warranties.

4.1 Southern. Southern hereby represents and warrants to SkyWest as of the date hereof as follows:

(a) Organization, Good Standing and Qualification. Southern is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Southern is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify

would have a material adverse effect on Southern. Southern has the requisite power to own and operate its properties and assets and to carry on its business as now conducted.

(b) Corporate Power. Southern has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(c) Authorization, Validity and Enforceability. All action on the part of Southern and its managers, officers and members necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of its obligations hereunder and thereunder has been taken. This Agreement, when executed and delivered by Southern, shall constitute valid and binding obligations of Southern, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(d) No Violation. The execution, delivery and performance by Southern of this Agreement does not (a) violate or contravene any provision of the organizational documents of Southern; or (b) result in any violation of applicable law or breach of or default under any contract, obligation, indenture or other instrument to which Southern is a party or by which Southern may be bound, except where any such violation, contravention, breach or default would not, individually or in the aggregate, result in a material adverse effect on Southern.

(e) Compliance with Laws. Southern is not in violation of any applicable law in respect of the conduct of its business or the ownership of its properties, which violation would, individually or in the aggregate, result in a material adverse effect on Southern.

(f) SAE. Southern Airways Express, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Southern and operates as a certificated air carrier operating pursuant to Federal Aviation Regulations Part 135.

4.2 SkyWest. SkyWest represents and warrants to Southern as of the date hereof as follows:

(a) Organization, Good Standing and Qualification. SkyWest is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. SkyWest is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on SkyWest. SkyWest has the requisite power to own and operate its properties and assets and to carry on its business as now conducted.

(b) Corporate Power. SkyWest has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(c) Authorization, Validity and Enforceability. All action on the part of SkyWest and its managers, officers and members necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of its obligations hereunder and thereunder has been taken. This Agreement, when executed and delivered by SkyWest, shall constitute valid and binding obligations of SkyWest, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(d) No Violation. The execution, delivery and performance by SkyWest of this Agreement does not (a) violate or contravene any provision of the organizational documents of Southern; or (b) result in any violation of applicable law or breach of or default under any contract, obligation,

indenture or other instrument to which SkyWest is a party or by which Southern may be bound, except where any such violation, contravention, breach or default would not, individually or in the aggregate, result in a material adverse effect on SkyWest.

(e) Compliance with Laws. SkyWest is not in violation of any applicable law in respect of the conduct of its business or the ownership of its properties, which violation would, individually or in the aggregate, result in a material adverse effect on SkyWest.

SECTION 5. Covenants.

5.1 Affirmative Covenants. At all times during the term of this Agreement:

(a) Reimbursement Agreements (SAP). Southern shall cause SAE to comply with the terms and conditions of the respective Reimbursement Agreements (SAE) with respect to each Pathway Pilot.

(b) Compliance. Southern shall (i) maintain, and shall cause SAE to maintain, all material licenses, permits, governmental approvals, rights, franchises and privileges necessary for the conduct of its businesses and, as to SAP, the business of SAE, including the operations as a Part 135 operator; and (ii) comply with, and shall cause SAE to comply with, the material provisions of all documents pursuant to which Southern and SAP are each organized.

(c) Compliance with Related Agreements. Southern shall comply, and shall cause SAE to comply, with all Related Agreements to which it is a party.

(d) Pathway Program. Southern agrees to use, and agrees to cause SAE to use, commercially reasonably efforts to promote the benefits of the Pathway Program among suitable and qualified pilots of Southern and SAE.

5.2 Negative Covenants. For so long as SkyWest holds debt of Southern or this Agreement is in effect, neither Southern nor any other affiliate of Southern, including SAE, will enter into Similar Agreements without the prior written consent of SkyWest, in SkyWest's sole and absolute discretion.

SECTION 6. Term and Termination.

6.1 Term. The initial term of this Agreement shall be from the Effective Date to (but excluding) the first anniversary of the Effective Date. The Agreement shall automatically renew for additional, successive one (1) year terms in perpetuity thereafter, unless and until one Party provides written notice to the other Party that it does not wish to renew this Agreement (such notice, a "Non-Renewal Notice"). To be effective, a Non-Renewal Notice must be received from the non-renewing Party not later than thirty (30) days before the end of the then-applicable one (1) year term. After receipt of a Non-Renewal Notice, each Party shall continue to use its respective commercially reasonable efforts to cause each Pathway Pilot enrolled in the Program to complete the Program and to remain in compliance with the respective Reimbursement Agreements. After all such Pathway Pilot has completed (or otherwise left) the Program, this Agreement shall terminate without any further action. Notwithstanding the foregoing, for so long as SkyWest remains a creditor of Southern, the Non-Renewal Notice may only be provided by SkyWest to Southern.

6.2 Termination.

6.2.1 Termination – Breach.

(a) In the event of a breach of a non-monetary provision of this Agreement by either Party which remains uncured for more than thirty (30) days after receipt of written notification of such breach by the non-defaulting party, or in the case of a breach requiring more than thirty (30) days to cure, the defaulting Party does not begin and pursue with due diligence a method of cure within thirty (30) days after receipt of written notification specifying in reasonable detail the nature of such breach from the non-defaulting Party, then the non-defaulting Party may terminate this Agreement at its sole option by written notice to the other Party.

(b) In the event of a breach of a monetary provision of this Agreement by either Party which remains uncured for more than five (5) days after receipt of written notification specifying in reasonable detail the nature of such breach from the non-defaulting Party and provided such payment is not then subject to an ongoing good faith dispute, then the non-defaulting party may terminate this Agreement at its sole option by written notice to the other Party.

6.2.2 Termination – Other Events. Either Party may terminate this Agreement by delivering a written notice to the other Party if: (i) the other Party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts or generally does not pay its debts as they become due; (ii) the other Party becomes insolvent, suspends business or makes an assignment for the benefit of creditors; (iii) a receiver or trustee is appointed for the other Party or for substantially all of such Party's assets and, if appointed without such Party's consent, such appointment is not discharged or stayed within sixty (60) calendar days thereafter; (iv) proceedings or action under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against the other Party and, if contested by such party, are not dismissed or stayed within sixty (60) calendar days thereafter; (v) a court takes and retains jurisdiction of the other Party's assets; (vi) any writ of attachment or execution or any similar process is issued or levied against the other Party or any significant part of its property and is not released, stayed, bonded or vacated within sixty (60) calendar days after its issue or levy; or (vii) the other Party discontinues all or part of its business activities.

6.2.3 Termination – SkyWest. If following the occurrence of a Pilot Refund Event, SkyWest has not received full reimbursement from Southern of all amounts paid hereunder to Southern with respect to such Pathway Pilot subject to the Pilot Refund Event within one hundred and twenty (120) days following the Pilot Refund Event, then, SkyWest may terminate this Agreement at its sole option by written notice to Southern.

6.3 Remedies. Termination of this Agreement for any reason set forth above shall not relieve any Party of rights and obligations incurred prior to the effective date of termination. A Party's right to terminate this Agreement shall be in addition to any other rights or remedies, in law or equity, available to such Party.

6.4 Punitive Damages. No Party to this Agreement or any of its affiliates shall be liable to any other Party hereto or any of its affiliates for claims for incidental, indirect, consequential, punitive, special or exemplary damages, including lost revenues, lost profits or lost prospective economic advantage, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether a claim is based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar law or any other legal or equitable principle, and each Party releases the others and their respective affiliates from liability for any such damages.

SECTION 7. Indemnification.

7.1 SkyWest Indemnification of Southern. SkyWest shall indemnify, assume liability for, defend and hold harmless Southern from and against any and all claims and shall pay on demand any and all Expenses that Southern suffers or incurs as a result of, arising out of, caused by or occurring in

connection with the breach of any material covenant or material agreement of SkyWest pursuant to this Agreement or the Reimbursement Agreements, save and except for any claims arising out of the gross negligence or willful misconduct of Southern.

7.2 Southern Indemnification of SkyWest. Southern shall indemnify, assume liability for, defend and hold harmless SkyWest from and against any and all claims, and shall pay on demand any and all Expenses that SkyWest suffers or incurs as a result of, arising out of, caused by or occurring in connection with the breach of any material covenant or material agreement of Southern pursuant to this Agreement or the Reimbursement Agreements, save and except for any claim arising out of the gross negligence or willful misconduct of SkyWest.

SECTION 8. Miscellaneous.

8.1 Additional Assurances. The Parties shall from time to time do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by the other to establish, maintain and protect the respective rights and remedies of the other and to carry out and effect the intents and purposes of this Agreement.

8.2 No Delay. No delay or omission in the exercise of any power or remedy herein provided or otherwise available to either Party shall impair or affect either Party's right thereafter to exercise the same. Any extension of time or other indulgence granted by one Party to the other shall not otherwise alter or affect the one party's rights or the obligations of the other Party hereunder.

8.3 Survival. Notwithstanding any other conditions contained herein, it is hereby agreed that the provisions of all of the paragraphs herein shall survive the expiration or termination of this Agreement to the extent required thereby for their full observation and performance. For the avoidance of doubt, the provision of Section 3.3 shall survive the expiration or termination of this Agreement.

8.4 Notices.

8.4.1 Manner of Sending Notices. Any notice required or permissible under this Agreement will be in writing and in English. Notices will be delivered in person or sent by fax or by expedited delivery (e.g. by prepaid courier) addressed to the Parties as set forth in Section 8.4.2. In the case of a fax, notice will be deemed received upon actual receipt (in the case of a fax notice, the date of actual receipt will be deemed to be the date set forth on the confirmation of receipt produced by the sender's fax machine immediately after the fax is sent). In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

6.4.2 Notice Information. Notices will be sent as follows:

If to SkyWest: SkyWest Airlines, Inc.
444 South River Road
St. George, Utah 84790
Attn: Chief Financial Officer
Telephone: (435) 634-3200
Facsimile: (435) 634-3205

If to Lessee: Southern Airways Corporation
101 North Riverside Drive, Suite 211

Pompano Beach, Florida 33062
Attn: Chief Operating Officer
Telephone: 954-603-1093
Facsimile: ____________

8.5 Successors and Assigns. The Parties agree that this Agreement shall inure to the benefit of and bind the respective Parties and their respective successors and permitted assigns; *provided, however,* that neither this Agreement or any interest herein may be assigned by either Party without the prior written consent of the other Party. This Agreement shall not be amended or altered in any way except in writing executed by both Parties.

8.6 Counterparts. This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement and such parts if more than one shall be read together and construed as if all the signing Parties hereto had executed one copy of this Agreement.

8.7 Execution by Fax or Email. Delivery of an executed counterpart of this Agreement or of any other document in connection with this Agreement by fax or a PDF copy sent by email will be deemed as effective as delivery of an originally executed counterpart.

8.8 Interpretation. The headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto. All references to days (but not business days) or months shall be deemed references to calendar days or months. All references to "$" shall be deemed references to United States dollars and, unless otherwise specified, shall be deemed references to then-current United States dollar amounts and are not intended to be adjusted for inflation or otherwise. Unless the context otherwise requires, any reference to an "Article," a "Section," an "Exhibit," or a "Schedule" shall be deemed to refer to a section of this Agreement or an exhibit or schedule to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted. Unless the context otherwise requires, the words "or", "either" and "any" are inclusive.

8.9 Confidentiality. Except as and to the extent required by law, each Party (the "Recipient") will not disclose, and will direct its representatives and affiliates not to disclose to the detriment of the other Party (the "Disclosing Party"), any Confidential Information (as defined below) which the Disclosing Party furnished to the Recipient or its representatives at any time or in any manner in connection with the Program. For this purpose, "Confidential Information" means information regarding (i) the financial condition of the Disclosing Party, (ii) existing and future marketing strategies of the Disclosing Party, (iii) existing and future business plans of the Disclosing Party and (iv) marketing and research materials developed by the Disclosing Party, unless (a) such information is already known to Recipient or its representatives or to others not bound by a duty of confidentiality at the time of its disclosure or such information becomes publicly available through no fault of Recipient or its representatives, (b) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings or (c) comparable information is developed independently by Recipient. Upon the written request of the Disclosing Party, the Recipient will promptly return to the Disclosing Party or destroy any Confidential Information in its possession and certify in writing to the

Disclosing Party that it has done so.

8.10 No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the Parties hereto and their respective permitted successors and assigns, and no other person (including, without limitation, any Pathway Pilot) shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

8.11 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by, construed under, and in accordance with the laws of the State of Utah, excluding the choice of law rules thereof. THE PARTIES HEREBY AGREES TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF SALT LAKE CITY, THE CITY OF SALT LAKE AND STATE OF UTAH FOR ANY LEGAL ACTION OR PROCEEDING ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY MATTERS RELATING TO, OR ARISING IN RESPECT OF, THIS AGREEMENT.

8.12 No Waiver. No failure to exercise and no delay in exercising any right, power or remedy hereunder shall impair any right, power, or remedy which a Party may have, nor shall any delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by such party of any breach or default by another Party hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to each party hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies a Party would otherwise have. Any waiver, permit, consent, or approval by a Party of any breach of default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance

[*Signature page follows*]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first above written.

SKYWEST:

SKYWEST AIRLINES, INC.,
a Utah corporation

By: /s/ Wade Steel
Name: Wade Steel
Title: Chief Commercial Officer

SOUTHERN:

SOUTHERN AIRWAYS CORPORATION, a Delaware corporation

By: /s/ Philip LeFevre
Name: Philip LeFevre
Title: Chief Operating Officer

EXHIBIT A

<u>Form of Reimbursement Agreement (SAP)</u>

[*see attached*]

EXHIBIT B

Form of Reimbursement Agreement (SkyWest)

[*see attached*]